                                                                   Exhibit 10.21

                           INTERCONNECTION AGREEMENT
                                    BETWEEN
                       BELLSOUTH TELECOMMUNICATIONS INC.
                                      AND
               MEBTEL INTEGRATED COMMUNICATIONS SOLUTIONS, LLC,
                   D/B/A INTEGRATED COMMUNICATIONS SOLUTIONS

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                               TABLE OF CONTENTS
                               -----------------

General Terms and Conditions
Part A
   1.  Purpose
   2.  Term of the Agreement
   3.  Ordering Procedures
   4.  Parity
   5.  White Pages Listings
   6.  Bona Fide Request/New Business Request Process for Further
       Unbundling
   7.  Liability and Indemnification
   8.  Intellectual Property Rights and Indemnification
   9.  Treatment of Proprietary and Confidential Information
  10.  Assignments
  11.  Resolution of Disputes
  12.  Taxes
  13.  Force Majeure
  14.  Year 2000 Compliance
  15.  Modification of Agreement
  16,  Waivers
  17.  Governing Law
  18.  Arm's Length Negotiations
  19.  Notices
  20.  Rule of Construction
  21.  Headings of No Force or Effect
  22.  Multiple Counterparts
  23.  Implementation of Agreement
  24.  Entire Agreement

Part B - Definitions

Attachment  1 - Resale
Attachment  2 - Unbundled Network Elements
Attachment  3 - Local Interconnection
Attachment  4 - Physical Collocation
Attachment  5 - Access to Numbers and Number Portability
Attachment  6 - Ordering and Provisioning
Attachment  7 - Billing and Billing Accuracy Certification
Attachment  8 - Rights-of-Way, Conduits and Pole Attachments
Attachment  9 - Bona Fide Request/New Business Request Process
Attachment 10 - Performance Measurements
Attachment 11 - Rates
Attachment 12 - Agreement Implementation Template
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                                           General Terms and Conditions - Part A
                                                                          Page 1

                                   AGREEMENT

     THIS AGREEMENT is made by and between BellSouth Telecommunications, Inc., ("BellSouth"), a Georgia corporation, and Mebtel Integrated Communications Solutions, LLC, d/b/a Integrated Communications Solutions ("ICS"), a Delaware company, and shall be deemed effective as of December 18, 1998. This agreement may refer to either BellSouth or ICS or both as a "Party" or "Parties.

                                  WITNESSETH

     WHEREAS, BellSouth is a local exchange telecommunications company authorized to provide telecommunications services in the states of Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, and Tennessee; and

     WHEREAS, ICS is an alternative local exchange telecommunications company ("CLEC") authorized to provide telecommunications services in the states of Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, and Tennessee; and

     WHEREAS, the Parties wish to interconnect their facilities, purchase unbundled elements, and exchange traffic specifically for the purposes of fulfilling their obligations pursuant to sections 251 and 252 of the Telecommunications Act of 1996 ("the Act").

     NOW THEREFORE, in consideration of the mutual agreements contained herein, BellSouth and ICS agree as follows:

1.        Purpose

          The Parties agree that the rates, terms and conditions contained within this Agreement, including all Attachments, comply and conform with each Parties' obligations under sections 251 and 252 of the Act. The access and interconnection obligations contained herein enable ICS to provide competing telephone exchange service to residential and business subscribers within the territory of BellSouth. The Parties agree that ICS will not be considered to have offered interconnection in any state within BellSouth's region until such time as it has ordered interconnection facilities for the purposes of providing business and/or residential local exchange service to customers.
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                                           General Terms and Conditions - Part A
                                                                          Page 2

2.        Term of the Agreement

2.1 The term of this Agreement shall be two years, beginning December 18, 1998.

2.2 The Parties agree that by no later than one hundred and eighty (180) days prior to the expiration of this Agreement, they shall commence negotiations with regard to the terms, conditions and prices of local interconnection to be effective beginning on the expiration date of this Agreement ("Subsequent Agreement"). The Parties further agree that any such Subsequent Agreement shall be for a term of no less than two (2) years unless the Parties agree otherwise.

2.3 If, within one hundred and thirty-five (135) days of commencing the negotiation referred to in Section 2.2, above, the Parties are unable to satisfactorily negotiate new local interconnection terms, conditions and prices, either Party may petition the Commission to establish appropriate local interconnection arrangements pursuant to 47 U.S.C. 252. The Parties agree that, in such event, they shall encourage the Commission to issue its order regarding the appropriate local interconnection arrangements no later than the expiration date of this Agreement. The Parties further agree that in the event the Commission does not issue its order prior to the expiration date of this Agreement, or if the Parties continue beyond the expiration date of this Agreement to negotiate the local interconnection arrangements without Commission intervention, the terms, conditions and prices ultimately ordered by the Commission, or negotiated by the Parties, will be effective retroactive to the day following the expiration date of this Agreement. Until the Subsequent Agreement becomes effective, the Parties shall continue to exchange traffic pursuant to the terms and conditions of this Agreement.

3.        Ordering Procedures

3.1 ICS shall provide BellSouth its Carrier Identification Code (CIC), Operating Company Number (OCN), Group Access Code (GAC) and Access Customer Name and Address (ACNA) code prior to placing its first order.

3.2 Detailed procedures for ordering and provisioning BellSouth services are set forth in BellSouth's Local Interconnection and Facility Based Ordering Guide and Resale Ordering Guide, as appropriate.

3.3 BellSouth has developed electronic systems for placing most resale and some Unbundled Network Elements (UNE) orders. BellSouth has also developed electronic systems for accessing data needed to place orders
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                                           General Terms and Conditions - Part A
                                                                          Page 3

          including valid address, available services and features, available telephone numbers, due date estimation on pre-order and calculation on firm order, and customer service records where applicable. Charges for Operational Support Systems (OSS) shall be as set forth in this agreement in Exhibit A of Attachment 1 and in Attachment 11.

4.        Parity

          The services and service provisioning that BellSouth provides ICS for resale will be at least equal in quality to that provided to BellSouth, or any BellSouth subsidiary, affiliate or end user. In connection with resale, BellSouth will provide ICS with pre-ordering, ordering, maintenance and trouble reporting, and daily usage data functionality that will enable ICS to provide equivalent levels of customer service to their local exchange customers as BellSouth provides to its own end users. BellSouth shall also provide ICS with unbundled network elements, and access to those elements, that is at least equal in quality to that which BellSouth provides BellSouth, or any BellSouth subsidiary, affiliate or other CLEC. BellSouth will provide number portability to ICS and their customers with minimum impairment of functionality, quality, reliability and convenience.

5.        White Pages Listings

          BellSouth shall provide ICS and their customers access to white pages directory listings under the following terms:

5.1 Listings. BellSouth or its agent will include ICS residential and business customer listings in the appropriate White Pages (residential and business) or alphabetical directories. Directory listings will make no distinction between ICS and BellSouth subscribers.

5.2 Rates. Subscriber primary listing information in the White Pages shall be provided at no charge to ICS or its subscribers provided that ICS provides subscriber listing information to BellSouth at no charge.

5.3 Procedures for Submitting ICS Subscriber Information. BellSouth will provide to ICS a magnetic tape or computer disk containing the proper format for submitting subscriber listings. ICS will be required to provide BellSouth with directory listings and daily updates to those listings, including new, changed, and deleted listings, in an industry-accepted format. These procedures are detailed in BellSouth's Local Interconnection and Facility Based Ordering Guide.
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                                           General Terms and Conditions - Part A
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5.4       Unlisted Subscribers. ICS will be required to provide to BellSouth the names, addresses and telephone numbers of all ICS customers that wish to be omitted from directories.

5.5 Inclusion of ICS Customers in Directory Assistance Database. BellSouth will include and maintain ICS subscriber listings in BellSouth's directory assistance databases at no charge. BellSouth and ICS will formulate appropriate procedures regarding lead time, timeliness, format and content of listing information.

5.6 Listing Information Confidentiality. BellSouth will accord ICS's directory listing information the same level of confidentiality that BellSouth accords its own directory listing information, and BellSouth shall limit access to ICS's customer proprietary confidential directory information to those BellSouth employees who are involved in the preparation of listings.

5.7 Optional Listings. Additional listings and optional listings will be offered by BellSouth at tariffed rates as set forth in the General Subscriber Services Tariff.

5.8 Delivery. BellSouth or its agent shall deliver White Pages directories to ICS subscribers at no charge.

6.        Bona Fide Request/New Business Request Process for Futher Unbundling

          BellSouth shall, upon request of ICS, provide to ICS access to its unbundled elements at any technically feasible point for the provision of ICS's telecommunications service where such access is necessary and failure to provide access would impair the ability of ICS to provide services that it seeks to offer. Any request by ICS for access to an unbundled element that is not already available shall be treated as an unbundled element Bona Fide Request/New Business Request, and shall be submitted to BellSouth pursuant to the Bona Fide Request/New Business Request process set forth in Attachment 9.

7.        Liability and Indemnification

7.1 BellSouth Liability. BellSouth shall take financial responsibility for its own actions in causing, or its lack of action in preventing, unbillable or uncollectible ICS revenues.

7.2       Liability for Acts or Omissions of Third Parties. Neither BellSouth
          nor ICS shall be liable for any act or omission of another telecommunications
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                                           General Terms and Conditions - Part A
                                                                          Page 5

          company providing a portion of the services provided under this Agreement.

7.3       Limitation of Liability.

7.3.1 Each Party's liability to the other for any loss, cost, claim, injury or liability or expense, including reasonable attorney's fees relating to or arising out of any negligent act or omission in its performance of this Agreement whether in contract or in tort, shall be limited to a credit for the actual cost of the services or functions not performed or improperly performed.

7.3.2 Limitations in Tariffs. A Party may, in its sole discretion, provide in its tariffs and contracts with its Customer and third parties that relate to any service, product or function provided or contemplated under this Agreement, that to the maximum extent permitted by Applicable Law, such Party shall not be liable to Customer or third Party for (i) any Loss relating to or arising out of this Agreement, whether in contract, tort or otherwise, that exceeds the amount such party would have charged that applicable person for the service, product or function that gave rise to such Loss and (ii) Consequential Damages. To the extent that a Party elects not to place in its tariffs or contracts such limitations of liability, and the other Party incurs a Loss as a result thereof, such Party shall indemnify and reimburse the other Party for that portion of the Loss that would have been limited had the first Party included in its tariffs and contracts the limitations of liability that such other Party included in its own tariffs at the time of such Loss.

7.3.3 Neither BellSouth nor ICS shall be liable for damages to the other's terminal location, POI or other company's customers' premises resulting from the furnishing of a service, including, but not limited to, the installation and removal of equipment or associated wiring, except to the extent caused by a company's negligence or willful misconduct or by a company's failure to properly ground a local loop after disconnection.

7.3.4 Under no circumstance shall a Party be responsible or liable for indirect, incidental, or consequential damages, including, but not limited to, economic loss or lost business or profits, damages arising from the use or performance of equipment or software, or the loss of use of software or equipment, or accessories attached thereto, delay, error, or loss of data. In connection with this limitation of liability, each Party recognizes that the other Party may, from time to time, provide advice, make recommendations, or supply other analyses related to the Services, or facilities described in this Agreement, and, while each Party shall use diligent efforts in this regard, the Parties acknowledge and agree that this
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                                           General Terms and Conditions - Part A
                                                                          Page 6

          limitation of liability shall apply to provision of such advice, recommendations, and analyses.

7.4 Indemnification for Certain Claims. BellSouth and ICS providing services, their affiliates and their parent company, shall be indemnified, defended and held harmless by each other against any claim, loss or damage arising from the receiving company's use of the services provided under this Agreement pertaining to (1) claims for libel, slander, invasion of privacy or copyright infringement arising from the content of the receiving company's own communications, or (2) any claim, loss or damage claimed by the other company's customer arising from one company's use or reliance on the other company's services, actions, duties, or obligations arising out of this Agreement.

7.5 No liability for Certain Inaccurate Data. Neither BellSouth nor ICS assumes any liability for the accuracy of data provided by one Party to the other and each Party agrees to indemnify and hold harmless the other for any claim, action, cause of action, damage, or injury that might result from the supply of inaccurate data in conjunction with the provision of any service provided pursuant to this Agreement.

7.6 Disclaimer. EXCEPT AS SPECIFICALLY PROVIDED TO THE CONTRARY IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES TO THE OTHER PARTY CONCERNING THE SPECIFIC QUALITY OF ANY SERVICES, OR FACILITIES PROVIDED UNDER THIS AGREEMENT. THE PARTIES DISCLAIM, WITHOUT LIMITATION, ANY WARRANTY OR GUARANTEE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, OR FROM USAGES OF TRADE.

8.        Intellectual Property Rights and Indemnification

8.1 No License. No patent, copyright, trademark or other proprietary right is licensed, granted or otherwise transferred by this Agreement. ICS is strictly prohibited from any use, including but not limited to in sales, in marketing or advertising of telecommunications services, of any BellSouth name, service mark or trademark.

8.2 Ownership of Intellectual Property. Any intellectual property which originates from or is developed by a Party shall remain in the exclusive ownership of that Party. Except for a limited license to use patents or copyrights to the extent necessary for the Parties to use any facilities or equipment (including software) or to receive any service solely as provided under this Agreement, no license in patent, copyright, trademark
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                                           General Terms and Conditions - Part A
                                                                          Page 7

          or trade secret, or other proprietary or intellectual property right now or hereafter owned, controlled or licensable by a Party, is granted to the other Party or shall be implied or arise by estoppel. It is the responsibility of each Party to ensure at no additional cost to the other Party that it has obtained any necessary licenses in relation to intellectual property of third Parties used in its network that may be required to enable the other Party to use any facilities or equipment (including software), to receive any service, or to perform its respective obligations under this Agreement.

8.3 Indemnification. The Party providing a service pursuant to this Agreement will defend the Party receiving such service or data provided as a result of such service against claims of infringement arising solely from the use by the receiving Party of such service and will indemnify the receiving Party for any damages awarded based solely on such claims in accordance with Section 7 of this Agreement.

8.4 Claim of Infringement. In the event that use of any facilities or equipment (including software), becomes, or in reasonable judgment of the Party who owns the affected network is likely to become, the subject of a claim, action, suit, or proceeding based on intellectual property infringement, then said Party shall promptly and at its sole expense, but subject to the limitations of liability set forth below:

8.4.1 modify or replace the applicable facilities or equipment (including software) while maintaining form and function, or

8.4.2     obtain a license sufficient to allow such use to continue.

8.4.3 In the event 8.4.1 or 8.4.2 are commercially unreasonable, then said Party may, terminate, upon reasonable notice, this contract with respect to use of, or services provided through use of, the affected facilities or equipment (including software), but solely to the extent required to avoid the infringement claim.

8.5 Exception to Obligations. Neither Party's obligations under this Section shall apply to the extent the infringement is caused by: (i) modification of the facilities or equipment (including software) by the indemnitee; (ii) use by the indemnitee of the facilities or equipment (including software) in combination with equipment or facilities (including software) not provided or authorized by the indemnitor provided the facilities or equipment (including software) would not be infringing if used alone; (iii) conformance to specifications of the indemnitee which would necessarily result in infringement; or (iv) continued use by the indemnitee of the affected facilities or equipment (including software) after being placed on notice to discontinue use as set forth herein.

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                                           General Terms and Conditions - Part A
                                                                          Page 8

8.6 Exclusive Remedy. The foregoing shall constitute the Parties' sole and exclusive remedies and obligations with respect to a third party claim of intellectual property infringement arising out of the conduct of business under this agreement.

9.        Treatment of Proprietary and Confidential Information

9.1 Confidential Information. It may be necessary for BellSouth and ICS to provide each other with certain confidential information, including trade secret information, including but not limited to, technical and business plans, technical information, proposals, specifications, drawings, procedures, customer account data, call detail records and like information (hereinafter collectively referred to as "Information"). All Information shall be in writing or other tangible form and clearly marked with a confidential, private or proprietary legend and that the Information will be returned to the owner within a reasonable time. The Information shall not be copied or reproduced in any form. BellSouth and ICS shall receive such Information and not disclose such Information. BellSouth and ICS shall protect the Information received from distribution, disclosure or dissemination to anyone except employees of BellSouth and ICS with a need to know such Information and which employees agree to be bound by the terms of this Section. BellSouth and ICS will use the same standard of care to protect Information received as they would use to protect their own confidential and proprietary Information.

9.2 Exception to Obligation. Notwithstanding the foregoing, there will be no obligation on BellSouth or ICS to protect any portion of the Information that is: (1) made publicly available by the owner of the Information or lawfully disclosed by a Party other than BellSouth or ICS; (2) lawfully obtained from any source other than the owner of the Information; or (3) previously known to the receiving Party without an obligation to keep it confidential.

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                                           General Terms and Conditions - Part A
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10.       Assignments

          Any assignment by either Party to any non-affiliated entity of any right, obligation or duty, or of any other interest hereunder, in whole or in part, without the prior written consent of the other Party shall be void. A Party may assign this Agreement or any right, obligation, duty or other interest hereunder to an Affiliate company of the Party without the consent of the other Party. All obligations and duties of any Party under this Agreement shall be binding on all successors in interest and assigns of such Party. No assignment of delegation hereof shall relieve the assignor of its obligations under this Agreement in the event that the assignee fails to perform such obligations.

11.       Resolution of Disputes

          Except as otherwise stated in this Agreement, the Parties agree that if any dispute arises as to the interpretation of any provision of this Agreement or as to the proper implementation of this Agreement, either Party may petition the Commission for a resolution of the dispute. However, each Party reserves any rights it may have to seek judicial review of any ruling made by the Commission concerning this Agreement.

12.       Taxes

12.1 Definition. For purposes of this Section, the terms"taxes" and "fees" shall include but not limited to federal, state or local sales, use, excise, gross receipts or other taxes or tax-like fees of whatever nature and however designated (including tariff surcharges and any fees, charges or other payments, contractual or otherwise, for the use of public streets or rights of way, whether designated as franchise fees or otherwise) imposed, or sought to be imposed, on or with respect to the services furnished hereunder or measured by the charges or payments therefore, excluding any taxes levied on income.

12.2      Taxes and Fees Imposed Directly On Either Seller or Purchaser.

12.2.1 Taxes and fees imposed on the providing Party, which are not permitted or required to be passed on by the providing Party to its customer, shall be borne and paid by the providing Party.

12.2.2 Taxes and fees imposed on the purchasing Party, which are not required to be collected and/or remitted by the providing Party, shall be borne and paid by the purchasing Party.

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                                           General Terms and Conditions - Part A
                                                                         Page 10

12.3      Taxes and Fees Imposed on Purchaser But Collected And Remitted By
          Seller.

12.3.1 Taxes and fees imposed on the purchasing Party shall be borne by the purchasing Party, even if the obligation to collect and/or remit such taxes or fees is placed on the providing Party.

12.3.2 To the extent permitted by applicable law, any such taxes and/or fees shall be shown as separate items on applicable billing documents between the Parties. Notwithstanding the foregoing, the purchasing Party shall remain liable for any such taxes and fees regardless of whether they are actually billed by the providing Party at the time that the respective service is billed.

12.3.3 If the purchasing Party determines that in its opinion any such taxes or fees are not payable, the providing Party shall not bill such taxes or fees to the purchasing Party if the purchasing Party provides written certification, reasonably satisfactory to the providing Party, stating that it is exempt or otherwise not subject to the tax or fee, setting forth the basis therefor, and satisfying any other requirements under applicable law. If any authority seeks to collect any such tax or fee that the purchasing Party has determined and certified not to be payable, or any such tax or fee that was not billed by the providing Party, the purchasing Party may contest the same in good faith, at its own expense. In any such contest, the purchasing Party shall promptly furnish the providing Party with copies of all filings in any proceeding, protest, or legal challenge, all rulings issued in connection therewith, and all correspondence between the purchasing Party and the taxing authority.

12.3.4 In the event that all or any portion of an amount sought to be collected must be paid in order to contest the imposition of any such tax or fee, or to avoid the existence of a lien on the assets of the providing Party during the pendency of such contest, the purchasing Party shall be responsible for such payment and shall be entitled to the benefit of any refund or recovery.

12-3.5 If it is ultimately determined that any additional amount of such a tax or fee is due to the imposing authority, the purchasing Party shall pay such additional amount, including any interest and penalties thereon.

12.3.6 Notwithstanding any provision to the contrary, the purchasing Party shall protect, indemnify and hold harmless (and defend at the purchasing Party's expense) the providing Party from and against any such tax or fee, interest or penalties thereon, or other charges or payable expenses (including reasonable attorney fees) with respect thereto, which are

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                                           General Terms and Conditions - Part A
                                                                         Page 11

          incurred by the providing Party in connection with any claim for or contest of any such tax or fee.

12.3.7 Each Party shall notify the other Party in writing of any assessment, proposed assessment or other claim for any additional amount of such a tax or fee by a taxing authority; such notice to be provided, if possible, at least ten (10) days prior to the date by which a response, protest or other appeal must be filed, but in no event later than thirty (30) days after receipt of such assessment, proposed assessment or claim.

12.4      Taxes and Fees Imposed on Seller But Passed On To Purchaser.

12.4.1 Taxes and fees imposed on the providing Party, which are permitted or required to be passed on by the providing Party to its customer, shall be borne by the purchasing Party.

12.4.2 To the extent permitted by applicable law, any such taxes and/or fees shall be shown as separate items on applicable billing documents between the Parties. Notwithstanding the foregoing, the purchasing Party shall remain liable for any such taxes and fees regardless of whether they are actually billed by the providing Party at the time that the respective service is billed.

12.4.3 If the purchasing Party disagrees with the providing Party's determination as to the application or basis for any such tax or fee, the Parties shall consult with respect to the imposition and billing of such tax or fee. Notwithstanding the foregoing, the providing Party shall retain ultimate responsibility for determining whether and to what extent any such taxes or fees are applicable, and the purchasing Party shall abide by such determination and pay such taxes or fees to the providing Party. The providing Party shall further retain ultimate responsibility for determining whether and how to contest the imposition of such taxes and fees; provided, however, that any such contest undertaken at the request of the purchasing Party shall be at the purchasing Party's expense.

12.4.4 In the event that all or any portion of an amount sought to be collected must be paid in order to contest the imposition of any such tax or fee, or to avoid the existence of a lien on the assets of the providing Party during the pendency of such contest, the purchasing Party shall be responsible for such payment and shall be entitled to the benefit of any refund or recovery.

12.4.5    If it is ultimately determined that any additional amount of such a tax or fee is due to the imposing authority, the purchasing Party shall pay such additional amount, including any interest and penalties thereon.
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                                           General Terms and Conditions - Part A
                                                                         Page 12

12.4.6 Notwithstanding any provision to the contrary, the purchasing Party shall protect indemnify and hold harmless (and defend at the purchasing Party's expense) the providing Party from and against any such tax or fee, interest or penalties thereon, or other reasonable charges or payable expenses (including reasonable attorney fees) with respect thereto, which are incurred by the providing Party in connection with any claim for or contest of any such tax or fee.

12.4.7 Each Party shall notify the other Party in writing of any assessment, proposed assessment or other claim for any additional amount of such a tax or fee by a taxing authority; such notice to be provided, if possible, at least ten (10) days prior to the date by which a response, protest or other appeal must be filed, but in no event later than thirty (30) days after receipt of such assessment, proposed assessment or claim.

12.5 Mutual Cooperation. In any contest of a tax or fee by one Party, the other Party shall cooperate fully by providing records, testimony and such additional information or assistance as may reasonably be necessary to pursue the contest. Further, the other Party shall be reimbursed for any reasonable and necessary out-of-pocket copying and travel expenses incurred in assisting in such contest.

13.       Force Majeure

          In the event performance of this Agreement, or any obligation hereunder, is either directly or indirectly prevented, restricted, or interfered with by reason of fire, flood, earthquake or like acts of God, wars, revolution, civil commotion, explosion, acts of public enemy, embargo, acts of the government in its sovereign capacity, labor difficulties, including without limitation, strikes, slowdowns, picketing, or boycotts, unavailability of equipment from vendor, changes requested by Customer, or any other circumstances beyond the reasonable control and without the fault or negligence of the Party affected, the Party affected, upon giving prompt notice to the other Party, shall be excused from such performance on a day-to-day basis to the extent of such prevention, restriction, or interference (and the other Party shall likewise be excused from performance of its obligations on a day-to-day basis until the delay, restriction or interference has ceased); provided however, that the Party so affected shall use diligent efforts to avoid or remove such causes of non-performance and both Parties shall proceed whenever such causes are removed or cease.

14.       Year 2000 Compliance

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                                           General Terms and Conditions - Part A
                                                                         Page 13

          Each party warrants that it has implemented a program the goal of which is to ensure that all software, hardware and related materials (collectively called "Systems") delivered, connected with BellSouth or supplied in the furtherance of the terms and conditions specified in this Agreement: (i) will record, store, process and display calendar dates falling on or after January 1, 2000, in the same manner, and with the same functionality as such software records, stores, processes and calendar dates failing on or before December 31, 1999; and (ii) shall include without limitation date data century recognition, calculations that accommodate same century and multicentury formulas and date values, and date data interface values that reflect the century.

15.       Modification of Agreement

15.1 BellSouth shall make available to ICS any interconnection, service, or network element provided under any other agreement filed and approved pursuant to 47 USC (S) 252; provided however the parties shall adopt such other agreement in its entirety. The adopted agreement shall apply to the same states as such other agreement and for the identical term.

15.2 No modification, amendment, supplement to, or waiver of the Agreement or any of its provisions shall be effective and binding upon the Parties unless it is made in writing and duly signed by the Parties.

15.3 Execution of this Agreement by either Party does not confirm or infer that the executing Party agrees with any decision(s) issued pursuant to the Telecommunications Act of 1996 and the consequences of those decisions on specific language in this Agreement. Neither Party waives its rights to appeal or otherwise challenge any such decision(s) and each Party reserves all of its rights to pursue any and all legal and/or equitable remedies, including appeals of any such decision(s).

15.4 In the event that any final and nonappealable legislative, regulatory, judicial or other legal action materially affects any material terms of this Agreement, or the ability of ICS or BellSouth to perform any material terms of this Agreement, ICS or BellSouth may, on thirty (30) days' written notice require that such terms be renegotiated, and the Parties shall renegotiate in good faith such mutually acceptable new terms as may be required. In the event that such new terms are not renegotiated within ninety (90) days after such notice, the Dispute shall be referred to the Dispute Resolution procedure set forth in
          Section 11.

15.5 If any provision of this Agreement, or the application of such provision to either Party or circumstance, shall be held invalid, the remainder of the Agreement, or the application of any such provision to the Parties or

                                           General Terms and Conditions - Part A
                                                                         Page 14

          circumstances other than those to which it is held invalid, shall not be effective thereby, provided that the Parties shall attempt to reformulate such invalid provision to give effect to such portions thereof as may be valid without defeating the intent of such provision.

16.       Waivers

          A failure or delay of either Party to enforce any of the provisions hereof, to exercise any option which is herein provided, or to require performance of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or options, and each Party, notwithstanding such failure, shall have the right thereafter to insist upon the specific performance of any and all of the provisions of this Agreement.

17.       Governing Law

          This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia, without regard to its conflict of laws principles.

18.       Arm's Length Negotiations

          This Agreement was executed after arm's length negotiations between the undersigned Parties and reflects the conclusion of the undersigned that this Agreement is in the best interests of all Parties.

19.       Notices

19.1 Every notice, consent, approval, or other communications required or contemplated by this Agreement shall be in writing and shall be delivered in person or given by postage prepaid mail, address to:

               BellSouth Telecommunications, Inc.

               CLEC Account Team
               9th Floor
               600 North 19th Street
               Birmingham, Alabama 35203

               and

                                           General Terms and Conditions - Part A
                                                                         Page 15

               General Attorney - COU
               Suite 4300
               675 W. Peachtree St.
               Atlanta, GA 30375

               Integrated Communications Solutions, LLC

               Bruce Becker
               6330 Quadrangle Drive, Suite 325
               Chapel Hill, NC 27514

          or at such other address as the intended recipient previously shall have designated by written notice to the other Party.

19.2 Where specifically required, notices shall be by certified or registered mail. Unless otherwise provided in this Agreement, notice by mail shall be effective on the date it is officially recorded as delivered by return receipt or equivalent, and in the absence of such record of delivery, it shall be presumed to have been delivered the fifth day, or next business day after the fifth day, after it was deposited in the mails.

19.3 BellSouth shall provide ICS 45-day advance notice via Internet posting of price changes and of changes to the terms and conditions of services available for resale. To the extent that revisions occur between the time BellSouth notifies ICS of changes under this Agreement and the time the changes are scheduled to be implemented, BellSouth will immediately notify ICS of such revisions consistent with its internal notification process. ICS may not hold BellSouth responsible for any cost incurred as a result of such revisions, unless such costs are incurred as a result of BellSouth's intentional misconduct. ICS may not utilize any notice given under this subsection concerning a service to market resold offerings of that service in advance of BellSouth.

20.       Rule of Construction

          No rule of construction requiring interpretation against the drafting Party hereof shall apply in the interpretation of this Agreement.

21.       Headings of No Force or Effect

          The headings of Articles and Sections of this Agreement are for convenience of reference only, and shall in no way define, modify or restrict the meaning or interpretation of the terms or provisions of this Agreement.

                                           General Terms and Conditions - Part A
                                                                         Page 16

22.       Multiple Counterparts

          This Agreement may be executed multiple counterparts, each of which shall be deemed an original, but all of which shall together constitute but one and the same document.

23.       Implementation of Agreement

          Within 60 days of the execution of this Agreement, the parties will adopt a schedule for the implementation of the Agreement. The schedule shall state with specificity time frames for submission of including but not limited to, network design, interconnection points, collocation arrangement requests, pre-sales testing and full operational time frames for the business and residential markets. An implementation template to be used for the implementation schedule is contained in Attachment 12 of this Agreement.

24.       Entire Agreement

          This Agreement and its Attachments, incorporated herein by this reference, sets forth the entire understanding and supersedes prior agreements between the Parties relating to the subject matter contained herein and merges all prior discussions between them, and neither Party shall be bound by any definition, condition, provision, representation, warranty, covenant or promise other than as expressly stated in this Agreement or as is contemporaneously or subsequently set forth in writing and executed by a duly authorized officer or representative of the Party to be bound thereby.

          This agreement includes attachments with provisions for the following services:

          Unbundled Network Elements (UNEs)
          Local Interconnection
          Resale
          Collocation

          The following services are included as options for purchase by ICS. ICS shall elect said services by written request to its Account
          Manager:

          Optional Daily Usage File (ODUF)
          Access Daily Usage File (ADUF)
          Line Information Database (LIDB) Storage
          Centralized Message Distribution Service (CMDS)

                                           General Terms and Conditions - Part A
                                                                         Page 17

IN WITNESS WHEREOF, the Parties have executed this Agreement the day and year above first written.

BellSouth Telecommunications, Inc.     Integrated Communications
                                       Solutions, LLC

/s/  Jerry Hendrix                     /s/  Bruce Becker
---------------------------------      ---------------------------------
            Signature                              Signature

          Jerry Hendrix                          Bruce Becker
---------------------------------      ---------------------------------
              Name                                   Name

            Director                              President
---------------------------------      ---------------------------------
             Title                                  Title

        December 18, 1998                      December 14, 1998
---------------------------------      ---------------------------------
              Date                                   Date

                                          General Terms and Conditions -- Part B
                                                                         Page 18

                                  Definitions

Affiliate is defined as a person that (directly or indirectly) owns or controls, is owned or controlled by, or is under common ownership or control with, another person. For purposes of this paragraph, the term "own" means to own an equity interest (or equivalent thereof) of more than 10 percent.

Centralized Message Distribution System is the BellCore administered national system, based in Kansas City, Missouri, used to exchange Exchange Message Interface (EMI) formatted data among host companies.

Commission is defined as the appropriate regulatory agency in each of BellSouth's nine state region, Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, and Tennessee.

Daily Usage File is the compilation of messages or copies of messages in standard Exchange Message Interface (EMI) format exchanged from BellSouth to an CLEC.

Exchange Message Interface is the nationally administered standard format for the exchange of data among the Exchange Carriers within the telecommunications industry.

Intercompany Settlements (ICS) is the revenue associated with charges billed by a company other than the company in whose service area such charges were incurred. ICS on a national level includes third number and credit card calls and is administered by BellCore's Credit Card and Third Number Settlement System
(CATS). Included is traffic that originates in one Regional Bell Operating Company's (RBOC) territory and bills in another RBOC's territory.

Intermediary function is defined as the delivery of traffic from ICS; a CLEC other than ICS or another telecommunications carder through the network of BellSouth or ICS to an end user of ICS; a CLEC other than ICS or another telecommunications carrier.

Local Interconnection is defined as 1) the delivery of local traffic to be terminated on each Party's local network so that end users of either Party have the ability to reach end users of the other Party without the use of any access code or substantial delay in the processing of the call; 2) the LEC unbundled network features, functions, and capabilities set forth in this Agreement; and
3) Service Provider Number Portability sometimes referred to as temporary telephone number portability to be implemented pursuant to the terms of this Agreement.

Local Traffic is defined as any telephone call that originates in one exchange and terminates in either the same exchange, or a corresponding Extended Area Service ("EAS"). The terms Exchange and EAS exchanges are defined and specified in Section A3 of BellSouth's General Subscriber Service Tariff. The Parties agree that this definition shall not include traffic that originates from or terminates to an Enhanced

                                           General Terms and Conditions - Part B
                                                                         Page 19

Service Provider (ESP) or Information Service Provider (ISP) until the Commission, the FCC or a court of competent jurisdiction determines in a final and nonappealable order that such traffic is Local Traffic. The Parties will maintain billing records identifying all such Enhanced Service Provider and Information Service Provider traffic and will adjust, if necessary, their mutual compensation billing for such local traffic termination consistent with the final Commission, FCC or court decision. The period of adjustment shall be from the effective date of this Agreement to the date the order of the Commission, the FCC or the court becomes final and nonappealable.

Message Distribution is routing determination and subsequent delivery of message data from one company to another. Also included is the interface function with CMDS, where appropriate.

Multiple Exchange Carrier Access Billing ("MECAB") means the document prepared by the Billing Committee of the Ordering and Billing Forum ("OBF"), which functions under the auspices of the Carrier Liaison Committee of the Alliance for Telecommunications Industry Solutions ("ATIS") and by Bellcore as Special Report SR-BDS-000983, Containing the recommended guidelines for the billing of Exchange Service access provided by two or more LECs and/or CLECs or by one LEC in two or more states within a single LATA.

Non-intercompany Settlement System (NICS) is the BellCore system that calculates non-intercompany settlements amounts due from one company to another within the same RBOC region. It includes credit card, third number and collect messages.

Percent of Interstate Usage (PIU) is defined as a factor to be applied to terminating access services minutes of use to obtain those minutes that should be rated as interstate access services minutes of use. The numerator includes all interstate "non-intermediary" minutes of use, including interstate minutes of use that are forwarded due to service provider number portability less any interstate minutes of use for Terminating Party Pays services, such as 800 Services. The denominator includes all "non-intermediary", local, interstate, intrastate, toll and access minutes of use adjusted for service provider number portability less all minutes attributable to terminating Party pays services.

Percent Local Usage (PLU) is defined as a factor to be applied to intrastate terminating minutes of use. The numerator shall include all "non-intermediary" local minutes of use adjusted for those minutes of use that only apply local due to Service Provider Number Portability. The denominator is the total intrastate minutes of use including local, intrastate toll, and access, adjusted for Service Provider Number Portability less intrastate terminating Party pays minutes of use.

                                           General Terms and Conditions - Part B
                                                                         Page 20

Revenue Accounting Office (RAO) Status Company is a local exchange company/alternate local exchange company that has been assigned a unique RAOcode. Message data exchanged among RAO status companies is grouped (i.e. packed) according to From/To/Bill RAO combinations.

Service Control Points ("SCPs") are defined as databases that store information and have the ability to manipulate data required to offer particular services.

Signal Transfer Points ("STPs") are signaling message switches that interconnect Signaling Links to route signaling messages between switches and databases. STPs enable the exchange of Signaling System 7 ("SS7") messages between switching elements, database elements and STPs. STPs provide access to various BellSouth and third party network elements such as local switching and databases.

Signaling links are dedicated transmission paths carrying signaling messages between carrier switches and signaling networks. Signal Link Transport is a set of two or four dedicated 56 kbps transmission paths between ICS designated Signaling Points of Interconnection that provide a diverse transmission path and cross connect to a BellSouth Signal Transfer Point.

Telecommunications Act of 1996 ("Act") means Public Law 104-104 of the United States Congress effective February 8, 1996. The Act amended the Communications Act of 1934 (47, U.S.C. Section 1 et. seq.).